UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 19, 2007

Hudson Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

275 North Middletown Road Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2007, the Registrant entered into a Stock Purchase Agreement (the "Agreement") with Fleming US Discovery Fund III, L.P. and Fleming US Offshore Discovery Fund III, L.P. (hereinafter collectively "Fleming"), pursuant to which on September 25, 2007 the Registrant purchased from Fleming (and subsequently retired) a total of 1,112,047 shares of the Registrant's common stock at a purchase price of $1.12 per share (the "Retired Shares"), for a total consideration of $1,245,492, which amount was borrowed under the Registrant's existing credit facility with Keltic Financial Partners, LP.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A. On September 19, 2007, pursuant to Paragraph 1 of Article IX of the Registrant's By-Laws the "By-Laws"), entitled "By-Law Amendment", the Board of Directors of the Registrant approved the amendment of Paragraph 1 of Article VI of the Registrant's By-Laws, entitled "Capital Stock", to read as follows:

1. STOCK CERTIFICATES: The shares of the corporation shall be represented by certificates or shall be uncertificated shares. Certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe. Certificates shall be numbered and entered in the stock register of the corporation as they are issued, and shall be signed by the President or a Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the corporation, and by a Registrar, the signatures of the officers of the corporation may be facsimiles. The certificates shall exhibit the holder's name and number of shares, the date issued, and shall bear the corporate seal. The board of directors may also provide for and prescribe forms of scrip certificates representing fractional shares, if any, as may in their discretion seem necessary or advisable.

This amendment replaces and supersedes the previous Paragraph 1 of Article VI of the By-Laws, which read as follows:

1. STOCK CERTIFICATES: Certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe. Certificates shall be numbered and entered in the stock register of the corporation as they are issued, and shall be signed by the President or a Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. If certificates are signed by a Transfer Agent, acting in behalf of the corporation, and by a Registrar, the signatures of the officers of the corporation may be facsimiles. The certificates shall exhibit the holder's name and number of shares, the date issued, and shall bear the corporate seal. The board of directors may also provide for and prescribe forms of scrip certificates representing fractional shares, if any, as may in their discretion seem necessary or advisable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 3(ii) Article VI of Registrant's By-laws as amended September 19, 2007

Exhibit 10.1 Stock Purchase Agreement between Hudson Technologies, Inc. and Fleming, dated September 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HUDSON TECHNOLOGIES, INC.
Date: September 25, 2007	By:	/S/ Stephen P. Mandracchia
Name: Stephen P. Mandracchia
Title: Vice President Legal & Regulatory, Secretary